EXHIBIT 10.8

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Agreement”), dated the 26th day of March, 2014, is entered into by and between H. D. Smith Drug Co., a Delaware corporation (“H.D. Smith”), with its principal place of business located at 3063 Fiat Ave., Springfield, Illinois 62703, and Assured Pharmacy, Inc., a Nevada corporation (“Assured”), having an office located at 5600 Tennyson Parkway, Suite 290, Plano, Texas 75024.

RECITALS

WHEREAS, on and between January 1, 2010 and January 16, 2013, Assured purchased health products in the original agreed-upon price and reasonable value of $3,828,526.64 from H.D. Smith, which remains unpaid;

WHEREAS, on February 1, 2013, H.D. Smith agreed to modify its payment terms to permit Assured to make payments in a manner that is more flexible, but conditioned upon the terms, conditions, and covenants contained in a Promissory Note Agreement executed by it on February 1, 2013, a copy of which is attached hereto as Exhibit A;

WHEREAS, on July 1, 2013, the parties executed the First Amendment to Promissory Note Agreement, which is attached hereto as Exhibit B;

WHEREAS, in August, 2013, the parties executed the Second Amendment to Promissory Note Agreement, which is attached hereto as Exhibit C;

WHEREAS, repayment of the Promissory Note Agreement, along with its First and Second Amendments (the “Note”), is also secured by a Security Agreement executed by Assured dated August 24, 2011;

WHEREAS, Assured is in default of its obligations with respect to its indebtednesses owed to H.D. Smith pursuant to the Note;

WHEREAS, H.D. Smith has advised Assured that due to the defaults, H.D. Smith is prepared to accelerate the Note debt, initiate a lawsuit for the collection of the amounts due under the Note, and to exercise its rights under the Security Agreement;

WHEREAS, Assured has requested that H.D. Smith enter into this Agreement; and, WHEREAS, H.D. Smith is willing to enter into this Agreement provided that certain conditions are met, including, but not limited to Assured:  (1) seeking new financing arrangements to improve its business viability, (2) providing financial statements to H.D. Smith on a monthly basis, (3) communicating with H.D. Smith regarding its business and financial position on a regular basis, and at the request of H.D. Smith, (4) making payments on the Note when it is reasonably able to do so, (5) not entering into any agreements with any of their other creditors that might impair their ability to perform under this Agreement, and (6) ensuring that H.D. Smith is fully informed at all times of all matters relating to the operation of Assured’s businesses, including any planned changes in key personnel or material changes in the manner of operating such businesses.

NOW, THEREFORE, in consideration of the mutual covenants and terms set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.         Recitals.  The recitals set forth above are an integral part of this Agreement and, therefore, are incorporated by reference into this Agreement as if fully set forth herein.

2.         Amount Due.  Assured agrees and acknowledges that Assured has defaulted for failure to remit the indebtedness to H.D. Smith, and further agrees and acknowledges that the amount due H.D. Smith as of March 1, 2014 totals $338,478.83, which is itemized as follows:

Date	Payment Due	Rebate Credit Applied to Interest	Interest	Principal

7/1/2013	$37,000.00			$3,842,598.05
8/1/2013	$37,000.00	$3,060.00	$16,953.40	$3,856,491.45
9/1/2013	$37,000.00	$0.00	$20,085.76	$3,876,577.21
10/1/2013	$37,000.00	$0.00	$20,190.38	$3,896,767.59
11/1/2013	$42,000.00	$0.00	$20,295.53	$3,917,063.12
12/1/2013	$42,000.00	$0.00	$20,401.24	$3,937,464.36
1/1/2014	$42,000.00	$4,790.52	$15,716.98	$3,948,390.82
2/1/2014	$42,000.00	$4,828.15	$15,736.25	$3,959,298.92
3/1/2014	$42,000.00	$6,842.50	$13,778.72	$3,966,235.14
Total through 3/1/2014	$358,000.00	$19,521.17	$143,158.26

plus attorneys’ fees and costs incurred, together with accruing interest and fees.   Assured is further in default for failing to make minimum monthly purchases of health products in the amount of $500,000.00.

3.         Conditions Precedent to H.D. Smith’s Forbearance.   H.D. Smith is willing to forbear from accelerating the outstanding balance of the Note and from instituting collection efforts from the date hereof through July 1, 2014 (“Forbearance Term”), provided the following conditions  are  met,  including,  but  not  limited  to  Assured:  (1)  seeking  new  financing arrangements to improve its business viability, (2) providing financial statements to H.D. Smith on a monthly basis, (3) communicating with H.D. Smith regarding its business and financial position on a regular basis, and at the request of H.D. Smith, (4) making payments on the Note when it is reasonably able to do so, (5) not entering into any agreements with any of their other creditors that might impair their ability to perform under this Agreement, and (6) ensuring that H.D. Smith is fully informed at all times of all matters relating to the operation of Assured’s businesses, including any planned changes in key personnel or material changes in the manner of operating such businesses (hereinafter collectively referred to as “Conditions Precedent”).

4.         H.D. Smith’s Undertaking.  If Assured satisfies the Conditions Precedent set forth in paragraph 3 above, H.D. Smith will: (1) continue to sell products to Assured on a pre-pay basis, and (2) forbear from accelerating the Note and initiating collection proceedings during the Forbearance Term.

5.         Subsequent Payments and Purchases To Be Made.  Beginning July 1, 2014, and on the first day of each subsequent month thereafter until the end of the Forbearance Term, Assured shall make payments to H.D. Smith pursuant to the Note, and shall make minimum purchases in a pre-pay basis in the amount of $500,000.00 per month.

6.         Forbearance Term.  Provided that all conditions of this Agreement are satisfied and remain satisfied, H.D. Smith will forbear from enforcing its rights pursuant to the Note and the Security Agreement from the effective date of this Agreement through the Forbearance Term. On July 1, 2014, all amounts due pursuant to the Note and pursuant to this Agreement shall become immediately due and payable without further notice.

7.        Effective Date of Agreement.  This Agreement shall take effect upon the full execution of this Agreement and satisfaction of the Conditions Precedent set forth in paragraph 3 above.

8.        Reaffirmation of Note and Security Agreement.  This Agreement is, in part, a reaffirmation of the obligations of Assured to H.D. Smith and is not to be construed as a release or modification of any of the terms, conditions, warranties, waivers, or other rights set forth in the Note and Security Agreement except as expressly provided for herein.  Assured reaffirms its obligations to H.D. Smith under the Note and Security Agreement and reaffirms and restates each and every term, condition, and provision of the Note and Security Agreement.   Assured further represents and warrants that (i) it has no defenses, set-offs, counterclaims, or claims against H.D. Smith that would or might affect the enforceability of the Note and Security Agreement; and (ii) the Note and Security Agreement remain in full force and effect.

9.         Amendment  of  Note.    Notwithstanding  anything  to  the  contrary  herein,  by entering into this Agreement, H.D. Smith and Assured further agree that paragraph 17 of the Note shall be stricken and replaced with the paragraph attached hereto and incorporated herein as Exhibit D.  By this amendment, both H.D. Smith and Assured are fulfilling their mutual desire and  agreement  to  change  the  law  and  venue  applicable  for  disputes  under  the  Note  from California to Illinois.

10.       No Waiver.  The forbearance of H.D. Smith contained in this Agreement does not constitute a waiver of any existing or future defaults by Assured under this Agreement, the Note, the Security Agreement, or of any defaults not disclosed in writing to H.D. Smith prior to the date of this Agreement. All existing events of default shall continue and shall not be deemed waived or cured in any fashion by the execution of this Agreement or by Assured’s performance of the terms hereof. ASSURED HEREBY FURTHER (a) ACKNOWLEDGES ITS LACK OF ALL DEFENSES, CLAIMS, COUNTERCLAIMS, AND SETOFFS WITH RESPECT TO THE NOTE AND SECURITY AGREEMENT, AND ASSURED’S DEFAULTS THEREUNDER, AND THE ACTIONS OF H.D. SMITH, TOGETHER WITH ITS OFFICERS, DIRECTORS, SHAREHOLDERS,   EMPLOYEES,   AGENTS, AND ATTORNEYS,   WITH   RESPECT THERETO  (any  such  defenses,  claims,  counterclaims,  and  setoffs  hereinafter  collectively referred to as the “Assured Claims and Rights”); (b) IRREVOCABLY AND ABSOLUTELY WAIVES, AS TO H.D. SMITH TOGETHER WITH ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, AND ATTORNEYS, THE ASSURED CLAIMS AND RIGHTS; (c) RELEASES H.D. SMITH TOGETHER WITH ITS OFFICERS, DIRECTORS,  SHAREHOLDERS,  EMPLOYEES,  AGENTS,  AND  ATTORNEYS,  FROM ALL ASSURED CLAIMS AND RIGHTS, AND (d) ACKNOWLEDGES THAT THE NOTE AND SECURITY AGREEMENT ARE ENFORCEABLE AND THAT ANY AND ALL LIENS OF H.D. SMITH ARE VALID, PERFECTED, AND  OF THE APPROPRIATE PRIORITY.

11.       Default.   If any term of this Agreement, the Note, or the Security Agreement (except as modified by this Agreement) is not satisfied by Assured, this Agreement shall, without further notice, immediately terminate, and H.D. Smith shall have the right to initiate, without further notice, any and all of its rights and remedies, including, but not limited to, accelerate the Note and Security Agreement, and the initiation of a lawsuit to collect the unpaid amounts due under the Note.  In addition, the occurrence of any of the following events of default shall be an event of default hereunder and H.D. Smith, at H.D. Smith’s option in its sole discretion, may make all obligations of Assured immediately due and payable, and may immediately terminate the Forbearance Term, all without demand, presentment, or notice, all of which requirements, if any, Assured hereby waives:

(a)	Any representation or warranty of Assured herein or in the Note, or Security Agreement shall be false, misleading, or incorrect in any material respect;

(b)
There is any substantial impairment of the prospect of Assured’s satisfaction of its obligations to H.D. Smith or substantial impairment of the value of Assured’s business and/or assets, or any substantial impairment of the priority of H.D. Smith’s security interest in or lien on Assured’s collateral;

(c)
The filing of any lawsuit or other legal action by or against Assured challenging (i) the existence or priority of H.D. Smith’s security interests, or (ii) the enforceability or validity of this Agreement, the documents or instruments executed in connection with this Agreement, the Note, or the Security Agreement;

(d)	Assured is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs; or,

(e)
Assured (i) shall fail to pay its debts as such debts become due, (ii) shall make an assignment for the benefit of its creditors, (iii) shall admit in writing its inability to pay debts as they become due, (iv) shall file a petition under any chapter of the Bankruptcy Code or any similar law, state or federal, now or hereafter existing, (v)  shall  become  “insolvent”  as  that  term  is  generally  defined  under  the Bankruptcy Code, (vi) shall have any involuntary bankruptcy case commenced against it, whether or not an order for relief is entered, or (vii) shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction of, its property, or any portion thereof, in any voluntary or involuntary proceeding, including those for the purpose of reorganization, arrangement, dissolution, or liquidation.

Any delay by H.D. Smith in proceeding with its rights and remedies set forth herein, or set forth in the Note or Security Agreement, or available at law or in equity shall not be construed as a waiver by H.D. Smith to do so at a later date.

12.       Authority.  Each of the parties represents and warrants to the other that such party has the sole right and exclusive authority to execute this Agreement and that such party has not sold, assigned, transferred, or otherwise disposed of any claim, demand, or cause of action arising out of or relating to the Note or Security Agreement.

13.       Consultation with Attorneys.  Each of the parties represents and warrants to the other that such party has consulted with such party’s attorneys or exercised such party’s own professional judgment regarding the advisability of entering into this Agreement, that such party has fully disclosed all relevant facts to such party’s respective attorneys, that such party has been advised of and/or assessed such party’s legal rights, that such party has taken such advice and counsel into account in entering into this Agreement, and that such party intends to be bound by each and every provision of this Agreement.

14.       Severability Clause.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.      Documents Remain in Full Force and Effect.  Notwithstanding anything to the contrary in this Agreement, all contractual documents shall remain in full force and effect (except as modified by this Agreement) until the Note is satisfied in full and all of Assured’s obligations set forth in the Note are fully satisfied.

16.       Successor and Assigns.   This Agreement shall inure to the benefit of and be binding   on   each   party   and,   as   applicable,   their   successors,   assigns,   heirs,   legatees, representatives, partners, directors, officers, and employees.

17.       Execution of Documents; Further Assurances. Assured shall execute and deliver to H.D. Smith any additional documents requested by H.D. Smith to effectuate the intent of this Agreement, including, but not limited to, preparation of and adherence to a budget approved by H.D. Smith during the term of this Agreement, and provision of supplemental reporting information as requested by H.D. Smith.

18.       Notices.    Any  notices  required  hereunder  shall  be  in  writing  and  delivered personally, mailed to the parties at the addresses set forth below, or by e-mail, unless notified in writing to the contrary:

H.D. Smith:
H. D. Smith Wholesale Drug Co.
Joy Hayes
Contracts Legal Counsel
3063 Fiat Avenue
Springfield, IL 62703
Phone: (217) 467-8257, ext. 8257
Fax: (217) 467-8232
joy.hayes@hdsmith.com

With a copy to
H.D. Smith’s counsel:
Charles Y. Davis
Brown, Hay & Stephens, LLP
205 South Fifth Street, Suite 700
P.O. Box 2459
Springfield, Illinois 62705
Phone: (217) 544-8491
Fax: (217) 544-9609
cdavis@bhslaw.com

Defendant:
Assured Pharmacy, Inc.
5600 Tennyson Parkway
Suite 390
Plano, Texas 75024

19.       Jointly Drafted.  This Agreement shall be considered to have been drafted jointly by the parties hereto and their respective legal representatives, and in any dispute in connection herewith shall not be construed against any of the parties as the drafter or preparer hereof.

20.       Entire Agreement.  This Agreement reflects the entire understanding between the parties hereto, and no prior statements, promises, or inducements by any party or agent of any party to this Agreement shall be valid or binding unless they are contained in this Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. This instrument may not be modified in any manner except by an instrument in writing signed by all parties hereto.

21.       Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the federal laws of the United States of America and internal laws of the State of Illinois applicable to contracts made and to be performed in such state (without regard to the principle of conflicts of law applicable under Illinois law).  It is the intent of the parties that to the fullest extent permitted by law, the laws of the State of Illinois shall govern this Agreement. To the maximum extent permitted by law, Assured hereby agrees that all actions or proceedings arising in connection with this agreement or any course of conduct, course of dealing, statements (whether written or oral) or actions of Assured in respect thereof (whether sounding in tort or contract or otherwise) be tried and determined exclusively in the Superior Court of the State of Illinois, Sangamon County, or the United States District Court for the Central District of Illinois. To the maximum extent permitted by law, Assured hereby expressly waives any rights it may have to assert the doctrine in any intrastate or interstate proceeding of Forum Non Conveniens o to object to venue to the extent any proceeding is brought in accordance with the foregoing Section. ASSURED AGREES THAT THE SOLE AND EXCLUSIVE VENUE FOR ANY PROCEEDING INITIATED BY ASSURED SHALL BE THE SUPERIOR COURT OF THE STATE OF ILLINOIS, IN THE COUNTY OF SANGAMON OR THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF ILLINOIS. To the maximum extent permitted by law, Assured hereby expressly and irrevocably submits to the personal jurisdiction of the courts of the State of Illinois and of the United States District Court for the Central District of Illinois for the purpose of any and all litigation arising under this agreement or any other document, and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.   Assured further irrevocably consents to the service of process of the complaint and summons in any such litigation by certified or registered mail, postage prepaid, at the address of Assured provided herein. Assured hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and all other documents associated with the contemplated transaction; that it has read and fully understood the terms hereof; that Assured and its counsel have been afforded an opportunity to review, negotiate and modify the terms of each document, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of  this  Agreement  or  any  other  document between the parties.  Notwithstanding the foregoing, H. D. Smith may, at its option, commence a cause of action in a state or federal court located outside of Illinois.

22.       Miscellaneous.  The parties hereto have read this Agreement and understand all of its terms and execute it voluntarily and with full knowledge of its significance; the parties agree that this Agreement may be signed in counterparts and that a facsimile or e-mail signature can be deemed an original.

H. D. Smith Wholesale Drug Co.

By:
Name:
Its:
Dated:

Assured Pharmacy, Inc.

By:
Name:
Its:
Dated: